Exhibit 23.1

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 24 April 2003, except as to the information presented in note 40, for which the date is 31 July 2003, relating to the financial statements, which appear in Amarin Corporation plc’s Annual Report on Form 20-F, as amended, for the year ended 31 December 2002. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Cambridge, England 12 August 2003